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       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form SB-2 filed in behalf of Casinovations Incorporated of our report dated February 5, 1998, relating to the financial statements of Casinovations Incorporated as of December 31, 1997 and to the reference to our firm under the caption " EXPERTS " in the registration statement.



                         /s/ James E. Scheifley & Associates, P.C.
                         James E. Scheifley & Associates, P.C.
                          Certified Public Accountants


March 3, 1999
Englewood, Colorado